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                                                              EXECUTION COPY








                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                          STRATEGIC DISTRIBUTION, INC.,

          INTERMAT INTERNATIONAL MATERIALS MANAGEMENT ENGINEERS, INC.,

                           INTERMAT ACQUISITION CORP.,

                              JEFFERY O. BEAUCHAMP,

                               TONI R. BEAUCHAMP,

                               GREGORY A. ENDERS,

                                 WINSTON GILPIN,

                                  GARY JOHNSON

                                       and

                                   JOHN MIDAY

                         ------------------------------

                          Dated as of January 28, 1997

                         ------------------------------





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                               TABLE OF CONTENTS *

                                                                       Page
                                                                       ----

ARTICLE I  DEFINITIONS.....................................................1
   Section 1.01.  Definitions..............................................1

ARTICLE II  THE MERGER.....................................................5
   Section 2.01.  The Merger...............................................5
   Section 2.02.  Conversion of Outstanding Shares.........................6
   Section 2.03.  Certificate of Incorporation.............................6
   Section 2.04.  By-laws..................................................7
   Section 2.05.  Directors and Officers...................................7
   Section 2.06.  Exchange Procedures......................................7
   Section 2.07.  Dividends................................................8
   Section 2.08.  No Fractional Shares.....................................8

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF INTERMAT AND THE
                   STOCKHOLDERS............................................8
   Section 3.01.  Corporate Organization...................................8
   Section 3.02.  Qualification to Do Business.............................8
   Section 3.03.  Authorization and Validity of Merger Agreement...........9
   Section 3.04.  No Conflict or Violation.................................9
   Section 3.05.  Consents and Approvals...................................9
   Section 3.06.  Financial Statements.....................................9
   Section 3.07.  Absence of Certain Changes or Events....................10
   Section 3.08.  Tax Matters.............................................12
   Section 3.09.  Absence of Undisclosed Liabilities......................12
   Section 3.10.  Equipment and Machinery; Tangible Assets................12
   Section 3.11.  Intellectual Property; Intangible Assets................13
   Section 3.12.  Licenses and Permits....................................14
   Section 3.13.  Compliance with Law.....................................14
   Section 3.14.  Litigation..............................................14
   Section 3.15.  Contracts...............................................15
   Section 3.16.  Receivables.............................................15
   Section 3.17.  Inventories.............................................15
   Section 3.18.  Employee Plans..........................................16
   Section 3.19.  Customers, Suppliers and Competitors....................17
   Section 3.20.  Insurance...............................................17
   Section 3.21.  Transactions with Affiliates............................18
   Section 3.22.  Change in Ownership.....................................18
   Section 3.23.  Labor Matters...........................................18


*        The Table of Contents is not part of this Merger Agreement.




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   Section 3.24.  Products Liability.......................................19
   Section 3.25.  Environmental Matters....................................19
   Section 3.26.  Capitalization of INTERMAT; Title to the Shares..........20
   Section 3.27.  Financial Projections....................................20
   Section 3.28.  Accuracy of Information..................................20

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF SDI AND MERGER SUB...........21
   Section 4.01.  Corporate Organization...................................21
   Section 4.02.  Authority................................................21
   Section 4.03.  No Conflict or Violation.................................21
   Section 4.04.  Consents and Approvals...................................21
   Section 4.05.  Stock Consideration......................................22
   Section 4.06.  Business.................................................22
   Section 4.07.  Financial Statements.....................................22
   Section 4.08.  Tax Matters..............................................22
   Section 4.09.  Licenses and Permits.....................................22
   Section 4.10.  Compliance with Law......................................23
   Section 4.11.  Litigation...............................................23
   Section 4.12.  Accuracy of Information..................................23

ARTICLE V  COVENANTS OF INTERMAT AND THE STOCKHOLDERS......................24
   Section 5.01.  Conduct Pending the Merger...............................24
   Section 5.02.  Consents and Approvals...................................25
   Section 5.03.  Access to Properties and Records.........................26
   Section 5.04.  Negotiations.............................................26
   Section 5.05.  Further Assurances; Reasonable Best Efforts..............26
   Section 5.06.  Covenant Not To Compete..................................26
   Section 5.07.  Non-Solicitation of Employees............................27
   Section 5.08.  Disclosure of Information................................27
   Section 5.09.  Expenses related to INTERMAT Lease.......................28
   Section 5.10.  Notice of Breach.........................................28

ARTICLE VI  COVENANTS OF SDI...............................................28
   Section 6.01.  Actions Before the Effective Time........................28
   Section 6.02.  Consents and Approvals...................................28
   Section 6.03.  Further Assurances; Reasonable Best Efforts..............28
   Section 6.04.  Notice of Breach.........................................28

ARTICLE VII  OTHER AGREEMENTS..............................................29
   Section 7.01.  Stock Consideration and Debt Consideration...............29
   Section 7.02.  Legend...................................................30
   Section 7.03.  Delivery of Audited Financial Statements.................30
   Section 7.04.  Tax Matters..............................................30
   Section 7.05.  Representations and Warranties by Enders,
                  Gilpin and Miday.........................................31
   Section 7.06.  Key Man Life Insurance...................................32




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ARTICLE VIII  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
 INDEMNIFICATION..........................................................32
   Section 8.01.  Survival of Representations and Warranties..............32
   Section 8.02.  Indemnification.........................................32

ARTICLE IX  CONDITIONS TO THE MERGER......................................34
   Section 9.01.  Conditions to the Obligations of Each Party.............34
   Section 9.02.  Conditions to the Obligations of INTERMAT
                  and the Stockholders....................................35
   Section 9.03.  Conditions to the Obligations of SDI and Merger Sub.....36

ARTICLE X  TERMINATION....................................................37
   Section 10.01.  Termination............................................37
   Section 10.02.  Effect of Termination..................................37

ARTICLE XI  MISCELLANEOUS.................................................38
   Section 11.01.  Notices................................................38
   Section 11.02.  Force Majeure..........................................39
   Section 11.03.  Amendment; Waiver......................................39
   Section 11.04.  Successors and Assigns.................................39
   Section 11.05.  Governing Law..........................................40
   Section 11.06.  Entire Agreement.......................................40
   Section 11.07.  Third Party Beneficiaries..............................40
   Section 11.08.  Specific Performance...................................40
   Section 11.09.  Remedies Cumulative....................................41
   Section 11.10.  Publicity..............................................41
   Section 11.11.  Fees and Expenses......................................41
   Section 11.12.  Broker's and Finder's Fees.............................41
   Section 11.13.  Severability...........................................41
   Section 11.14.  Scheduled Disclosures..................................41
   Section 11.15.  Headings; Counterparts; Effectiveness..................41




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                          AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER, dated as of January 28, 1997 (this "Merger Agreement"), by and among STRATEGIC DISTRIBUTION, INC., a Delaware corporation ("SDI"), INTERMAT INTERNATIONAL MATERIALS MANAGEMENT ENGINEERS, INC., a Texas corporation ("INTERMAT"), INTERMAT ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of SDI ("Merger Sub"), JEFFERY O. BEAUCHAMP ("J. Beauchamp"), TONI R. BEAUCHAMP (J. Beauchamp and Toni R. Beauchamp are collectively referred to as the "Beauchamps"), GREGORY A. ENDERS ("Enders"), WINSTON GILPIN ("Gilpin"), GARY JOHNSON ("Johnson") and JOHN MIDAY ("Miday" and collectively with the Beauchamps, Enders, Gilpin and Johnson, the "Stockholders").

          WHEREAS, the Board of Directors of each of INTERMAT, SDI and Merger Sub deem it advisable and in the best interests of their respective stockholders to consummate the transactions provided for herein in which INTERMAT would merge with and into Merger Sub upon the terms and subject to the conditions set forth herein (the "Merger"); and

          WHEREAS, by virtue of their execution of the stockholder consent in the form attached hereto as Exhibit A (the "Stockholder Consent"), the Stockholders have unanimously approved the Merger, this Merger Agreement and the adoption of a plan of merger with respect to the Merger contemplated hereby in accordance with the Texas Business Corporation Act (the "TBCA").

          NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.01. Definitions. As used in this Merger Agreement, the following terms shall have the respective meanings set forth below (terms defined in the singular shall have the same meanings when used in the plural and vice versa):

          "Articles of Merger" shall mean the articles of merger with respect to the Merger, containing the provisions required by, and executed in accordance with, Article V of the TBCA.

          "Audited Financial Statements" -- see Section 7.03.

          "Beauchamp Notes" shall mean the $100,000 demand promissory note of INTERMAT, dated January 10, 1996, payable to the order of the Beauchamps, and the $150,000 demand promissory note of INTERMAT, dated February 22, 1996, payable to the order of the Beauchamps.



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          "Business Day" shall mean any day which is not a Saturday or a Sunday or a day on which banks in the State of New York are authorized or required by law to close.

          "Certificate of Merger" shall mean the certificate of merger with respect to the Merger, containing the provisions required by, and executed in accordance with, Section 251 of the DGCL.

          "Closing" -- See Section 2.01.

          "Closing Date" -- See Section 2.01.

          "Closing Date Balance Sheet" -- See Section 7.03.

          "Code" -- See Section 3.08.

          "Commission" shall mean the U.S. Securities and Exchange Commission.

          "Contracts" -- See Section 3.15.

          "DGCL" shall mean the Delaware General Corporation Law.

          "Effective Time" -- see Section 2.01.

          "Environmental, Health or Safety Laws" -- See Section 3.25.

          "Equipment and Machinery" shall mean (i) all the equipment, machinery, furniture, fixtures and improvements owned or leased by INTERMAT at the Effective Time (including, without limitation, all such items as reflected on the November 30, 1996 Balance Sheet with additions thereto (net of dispositions) in the ordinary course of business), (ii) any rights of INTERMAT to the warranties and licenses received from manufacturers and sellers of the aforesaid items and (iii) any related claims, credits, rights of recovery and set-off with respect thereto.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" -- See Section 3.18(d).

          "Exchange Act" shall mean the Securities Exchange Act of 1934.

          "Files and Records" shall mean all files and records, whether in hard copy or magnetic format, of INTERMAT, including, without limitation, the following types of files and records: customer and supplier files, equipment maintenance records, equipment warranty information, plant plans, specifications and drawings, equipment drawings, trade secrets and



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customer specifications and all files relating to employees of INTERMAT, correspondence with national, state and local governmental agencies relating to INTERMAT and related files and records of INTERMAT.

          "GAAP" -- See Section 3.06.

          "Hazardous Substance" -- See Section 3.25.

          "Historical Financial Statements" -- See Section 3.06(a).

          "Intangible Assets" shall mean all intangible personal property rights, including, without limitation, all rights on the part of INTERMAT to proceeds of any insurance policies and all claims on the part of INTERMAT for recoupment, reimbursement and coverage under any insurance policies, and all goodwill of INTERMAT.

          "Intellectual Property" shall mean all (i) trademarks and service marks (registered or unregistered) and trade names, and all goodwill associated therein; (ii) patents, patentable inventions, discoveries, improvements, ideas, know-how, processes and computer programs, software and databases (including source code); (iii) trade secrets and the right to limit the use or disclosure thereof; (iv) copyrights in all works, including software programs and mask works; and (v) domain names owned or used in the business of a Person.

          "Inventory" means (i) all the inventory held for sale and inventoriable supplies owned by INTERMAT at the Effective Time (including, without limitation, all such items as reflected on the November 30, 1996 Balance Sheet with additions thereto (net of dispositions) in the ordinary course of business) and (ii) any and all rights of INTERMAT to the warranties received from its suppliers with respect to such inventory and related claims, credits, rights of recovery and set-off with respect thereto.

          "INTERMAT Common Stock" shall mean the common stock, no par value, of INTERMAT.

          "INTERMAT Lease" shall mean the Lease Contract between Nine Greenway, Ltd., a Texas limited partnership, and INTERMAT, dated as of January 1, 1990, relating the Company's offices at Nine Greenway Plaza.

          "INTERMAT Licenses and Permits" -- See Section 3.12.

          "Lien" shall mean any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, or other encumbrance upon or with respect to any property of any kind, tangible or intangible, real or personal, movable or immovable, now owned or hereafter acquired.



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          "Merger" shall have the meaning set forth in the recitals to this
Merger Agreement.

          "Merger Agreement" shall have the meaning set forth in the recitals to this Merger Agreement.

          "Merger Consideration" shall have the meaning set forth in Section
2.02.

          "November Financial Statements" shall mean INTERMAT's unaudited balance sheet at November 30, 1996 and the related statement of income, retained earnings and cash flows for the eleven months ended on such date, certified by the Stockholders, which financial statements are attached hereto as Schedule 3.06(b).

          "November 30, 1996 Balance Sheet" shall mean INTERMAT's unaudited balance sheet at November 30, 1996, which is included in the November Financial Statements.

          "Person" shall mean any individual, partnership, corporation, trust, association, limited liability company, governmental agency or any other entity.

          "Plan" -- See Section 3.18(a).

          "Products" shall mean (i) the products distributed by INTERMAT as of the Effective Time (including, but not limited to, any product necessary and useful for the performance of any Contract) and (ii) any products distributed by INTERMAT (or its predecessors in interest) during the last five years.

          "Purchase Price" -- See Section 7.04(c).

          "Qualified Plan" -- See Section 3.18(c).

          "SDI Common Stock" shall mean the common stock, par value $.10 per share, of SDI.

          "SDI Licenses and Permits" -- See Section 4.03.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Services" shall mean (i) the services provided by INTERMAT as of the Effective Time (including, but not limited to, any services necessary and useful for the performance of any Contract) and (ii) any services provided by INTERMAT (or its predecessors in interest) during the last five years.

          "Surviving Corporation" shall mean Merger Sub, which shall be the surviving corporation in the Merger.



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          "Taxes" shall mean for all purposes of this Merger Agreement all taxes however denominated, including any interest, penalties or additions to tax that may become payable in respect thereof, imposed by any governmental body, which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workmen's compensation taxes and other obligations of the same or a similar nature, whether arising before, at or after the Effective Time, as applicable; and "Tax" shall mean any one of them.

          "Tax Returns" shall mean any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any governmental body in connection with the determination, assessment, collection or administration of any Taxes.

          "TBCA" shall have the meaning set forth in the recitals to this Merger Agreement.

          "Texas Commerce Note" shall mean the $400,000 revolving promissory note of INTERMAT, dated March 29, 1996, payable to the order of Texas Commerce Bank National Association.

          "Trademarks" shall mean the trademarks and service marks of INTERMAT set forth on Schedule 3.11.

          "Valuation" -- See Section 7.04(c).


                                   ARTICLE II

                                   THE MERGER

          Section 2.01. The Merger.

          (a) Upon the terms and subject to the conditions of this Merger Agreement, at the Effective Time, INTERMAT shall be merged with and into Merger Sub in accordance with the DGCL and the TBCA, whereupon the separate existence of INTERMAT shall cease, and Merger Sub shall be the Surviving Corporation.

          (b) The Merger shall become effective on the date and at the time (the "Effective Time") that the Certificate of Merger shall have been accepted for filing by the Secretary of State of the State of Delaware and the Articles of Merger shall have been accepted for filing by the Secretary of State of the State of Texas.



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          (c) Unless this Merger Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 10.01, and subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article IX, the closing of the Merger (the "Closing") shall take place as promptly as practicable after satisfaction or waiver of the conditions set forth in Article IX (the "Closing Date"), at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York, unless another date, time or place is agreed to in writing by the parties hereto. The parties hereto shall their reasonable best efforts to cause the Certificate of Merger and the Articles of Merger to be filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of Texas, respectively, on the Closing Date or as soon as practicable thereafter.

          (d) From and after the Effective Time, the Surviving Corporation shall have all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of INTERMAT and Merger Sub, all as provided under the DGCL and the TBCA.

          Section 2.02. Conversion of Outstanding Shares.

          (a) Subject to the provisions hereof, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of INTERMAT Common Stock issued and outstanding immediately prior to the Effective Time shall convert into the right to receive (x) promissory notes of Merger Sub (the "Guaranteed Term Notes") in the aggregate principal amount of $10,800,000 substantially in the form of Exhibit B-1 hereto which Guaranteed Term Notes will be guaranteed by SDI pursuant to guarantees thereon, (y) 625,000 fully paid and nonassessable shares of SDI Common Stock (the "Stock Consideration") and (z) a promissory notes of Merger Sub (the "Merger Sub Notes") in the aggregate principal amount of $1,400,000 substantially in the form of Exhibit B hereto, which Merger Sub Notes will be guaranteed by SDI pursuant to guarantees (the "SDI Guarantees") substantially in the form of Exhibit C hereto (the Guaranteed Term Notes, the Merger Sub Notes and the SDI Guarantees are collectively referred to as the "Debt Consideration," and together with the Stock Consideration, the "Merger Consideration"). The Merger Consideration shall be allocated among the Stockholders in the manner set forth on Schedule 2.02(a).

          (b) At such time as each Stockholder delivers its shares of INTERMAT Common Stock in accordance with Section 2.06, pursuant to the Escrow Agreement substantially in the form of Exhibit D hereto (the "Escrow Agreement") by and among SDI, the Stockholders and Texas Commerce Bank National Association, as Escrow Agent (the "Escrow Agent"), SDI shall deliver to the Escrow Agent 300,000 shares of SDI Common Stock on behalf of the Stockholders in the respective amounts set forth on Schedule 2.02(b) hereto (the "Escrow Amount"). The Escrow Amount shall be held by the Escrow Agent subject to the terms and conditions of the Escrow Agreement.

          Section 2.03. Certificate of Incorporation. The Certificate of Incorporation of Merger Sub in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until amended in accordance with the DGCL.


                                      6

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          Section 2.04. By-laws. The By-laws of Merger Sub in effect at the
Effective Time shall be the By-laws of the Surviving Corporation, until amended in accordance with the DGCL and the Certificate of Incorporation of the Surviving Corporation.

          Section 2.05. Directors and Officers.

          (a) From and after the Effective Time, until successors are duly elected or appointed in accordance with the DGCL and the Surviving Corporation's Certificate of Incorporation and By-laws, (a) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation and (b) the officers of INTERMAT at the Effective Time shall be the officers of the Surviving Corporation.

          (b) SDI shall elect J. Beauchamp to its Board of Directors and shall appoint him as Executive Vice President, in each case as soon as practicable after the date hereof. SDI further agrees to include J. Beauchamp among the nominees proposed by SDI to be elected to its Board of Directors at each of SDI's Annual Meeting of Stockholders, provided that on the date of such Annual Meeting J. Beauchamp is an employee of SDI or Merger Sub.

          (c) Merger Sub shall elect J. Beauchamp to its Board of Directors and shall appoint him as Chairman Emeritus, in each case as soon as practicable after the date hereof. Merger Sub agrees to include J. Beauchamp among the nominees proposed by Merger Sub to be elected to its Board of Directors at each of Merger Sub's Annual Meeting of Stockholders, and SDI agrees to vote its shares of Merger Sub in favor of J. Beauchamp's election, provided, in each case, that on the date of such Annual Meeting J. Beauchamp is an employee of SDI or Merger Sub.

          Section 2.06. Exchange Procedure.

          (a) As soon as practicable after the Effective Time, each Stockholder shall surrender to SDI the certificates evidencing his or her shares of INTERMAT Common Stock. Upon such surrender to SDI, SDI shall deliver the Escrow Amount to the Escrow Agent in accordance with the Escrow Agreement and shall pay the remainder of the Merger Consideration to the Stockholders in accordance with the allocation set forth on Schedule 2.02(b). Until so surrendered, each certificate evidencing shares of INTERMAT Common Stock shall after the Effective Time represent for all purposes only the right to receive the Merger Consideration. After the Closing Date, there shall be no further registration of transfers of INTERMAT Common Stock.

          (b) If any delivery of the Merger Consideration is to be made to a Person other than the registered holder of the certificates of INTERMAT Common Stock surrendered in exchange therefor, it shall be a condition to such delivery that the certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such delivery shall
(i) pay to SDI any transfer or other taxes required as a result of




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delivery to a Person other than the registered holder or (ii) establish to the satisfaction of SDI that such tax has been paid or is not payable.

          Section 2.07. Dividends. To the extent SDI declares a dividend after the Effective Time, no dividend will be paid to Persons entitled to receive certificates representing SDI Common Stock pursuant to this Merger Agreement until such Persons surrender their certificates theretofore representing INTERMAT Common Stock to SDI. Upon such surrender, any dividends shall be paid to the Person in whose name the SDI Common Stock certificate shall be issued. In no event shall the Person entitled to receive such dividends or distributions be entitled to receive interest on such dividends or distributions.

          Section 2.08. No Fractional Shares. No fractional shares of SDI Common Stock will be issued in connection with the Merger. In lieu of any fractional shares, each holder of INTERMAT Common Stock who would otherwise have been entitled to a fractional share of SDI Common Stock upon surrender of the certificates evidencing shares of INTERMAT Common Stock for exchange will be paid cash (without interest) in an amount equal to such fractional share multiplied by the Exchange Rate.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF INTERMAT
                              AND THE STOCKHOLDERS

          INTERMAT and each of the Beauchamps jointly and severally represent and warrant, subject to Section 7.05 hereof, each of Enders and Gilpin, severally and not jointly represent and warrant, and, with respect to Section
3.11 hereof, Miday, severally and not jointly represents and warrants, to SDI and Merger Sub that:

          Section 3.01. Corporate Organization.

          (a) INTERMAT is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and has all requisite corporate power and authority to own its properties and assets and to conduct its businesses as now conducted. Copies of the Articles of Incorporation and By-laws of INTERMAT, with all amendments thereto to the date hereof, have been furnished to SDI or its representatives, and such copies are accurate and complete as of the date hereof. INTERMAT is not in violation of its Articles of Incorporation or By-laws.

          (b) INTERMAT has no subsidiaries and no interests or investments in any other Person.

          Section 3.02. Qualification to Do Business. INTERMAT is not qualified to do business as a foreign corporation in any jurisdiction. There are no jurisdictions in which the character of the properties owned or leased by INTERMAT or the nature of the business conducted by it makes such qualification necessary.




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          Section 3.03. Authorization and Validity of Merger Agreement. INTERMAT
and each of the Stockholders has all requisite power and authority to enter into this Merger Agreement and to carry out its obligations hereunder. This Merger Agreement has been duly executed by INTERMAT and each of the Stockholders and constitutes their valid and binding obligations, enforceable against each of them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies. No other corporate action (including stockholder approval) is necessary to authorize such execution and delivery or the performance of the transactions contemplated by this Merger Agreement.

          Section 3.04. No Conflict or Violation. The execution, delivery and performance by INTERMAT and the Stockholders of this Merger Agreement do not and will not violate or conflict with any provision of the Articles of Incorporation or By-laws of INTERMAT and do not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor, except as set forth in Schedule 3.04 hereto, violate nor result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which any of INTERMAT or the Stockholders is a party or by which any of them is bound or to which any of their properties or assets is subject, nor result in the creation or imposition of any Lien upon any of the property, including Intellectual Property, of any of INTERMAT or the Stockholders, nor result in the cancellation, modification, revocation or suspension of any of the INTERMAT Licenses and Permits.

          Section 3.05. Consents and Approvals. No filing with, and no consent, waiver, authorization or approval of, any governmental or regulatory authority, domestic or foreign, is required in connection with the execution and delivery of this Merger Agreement by any of INTERMAT or the Stockholders or the performance of their respective obligations hereunder.

          Section 3.06. Financial Statements.

          (a) Attached hereto as Schedule 3.06(a) are true, complete and correct copies of INTERMAT's balance sheets at December 31, 1995 and 1994, and the related statements of income, retained earnings and cash flows for the fiscal years ended on such dates, accompanied by the opinion or review opinion, as applicable, of Wallingford, McDonald, Fox & Co., P.C. (the "Historical Financial Statements"). INTERMAT's balance sheet at December 31, 1995 has been audited by Wallingford, McDonald, Fox & Co., P.C. and an opinion to this effect has been delivered to the Board of Directors of INTERMAT. Wallingford, McDonald, Fox & Co., P.C. has reviewed INTERMAT's statements of income, retained earnings and cash flows for the fiscal year ended December 31, 1995 and INTERMAT's balance sheet at December 31, 1994 and the related statements of income, retained earnings and cash flows for the year then ended, and has delivered its review opinion to the Board of Directors of INTERMAT. The Historical Financial Statements fairly present the financial position of INTERMAT as at the dates thereof and fairly present the results of operations and cash flows of INTERMAT for the respective periods indicated. The Historical Financial Statements, including the schedules and notes thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied consistently throughout the periods involved.

          (b) The November Financial Statements attached hereto as Schedule 3.06
(b) have been prepared in accordance with GAAP (except for the omission of the related notes thereto) applied on a basis consistent with the Historical Financial Statements, (ii) present fairly the financial position of INTERMAT as at the date thereof and fairly present the results of operations and cash flows of INTERMAT for the period indicated, (iii) are complete, correct and in accordance with the books of account and records of INTERMAT and (iv) are accompanied by the certificate to the foregoing effect by the Stockholders.

          Section 3.07. Absence of Certain Changes or Events.

          (a) Since November 30, 1996, except as set forth on Schedule 3.07, there has not been:

               (i) any material adverse change in the assets, properties, including Intellectual Property, business, operations, prospects, net income or condition (financial or otherwise) of INTERMAT, or any event that has had a material adverse effect on the foregoing, and no factor or condition exists and no event has occurred that would be likely to result in any such change;

               (ii) any material loss, damage, destruction or other casualty to INTERMAT's property, including Intellectual Property;

               (iii) any change in any method of accounting or accounting practice of INTERMAT; or

               (iv) any loss of the employment, services or benefits of any key employee of INTERMAT.

          (b) Since November 30, 1996, except as set forth on Schedule 3.07, the business of INTERMAT has been operated in the ordinary course consistent with past practice and, neither INTERMAT nor any of the Stockholders has:

               (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise) relating to the operations of INTERMAT except in the ordinary course of business consistent with past practice;

               (ii) failed to discharge or satisfy any Lien or pay or satisfy any obligation or liability (whether absolute, accrued, contingent or otherwise), other than liabilities being contested in good faith and for which adequate reserves have been provided and Liens arising in the ordinary course of business that do not, individually or in the aggregate, interfere with the use, operation, enjoyment or marketability of any of INTERMAT's property;

               (iii) mortgaged, pledged or subjected to any Lien any of INTERMAT's property, including Intellectual Property, except for mechanics' Liens and Liens for Taxes not yet due and payable;

               (iv) sold or transferred any of the assets of INTERMAT or canceled any debts or claims or waived any rights material to the business of INTERMAT, except in the ordinary course of business consistent with past practice;

               (v) disposed of or conveyed any patents, trademarks, service marks, trade names, trade secrets, know-how, copyrights or other Intellectual Property or any trademark, service mark or copyright application or registration used in the operations of the business of INTERMAT;

               (vi) defaulted on any obligation relating to the operations of the business of INTERMAT;

               (vii) entered into any transaction material to the business of INTERMAT, except in the ordinary course of business consistent with past practice;

               (viii) written down the value of any Inventory or written off as uncollectible any accounts receivable except to the extent reflected in the November 30, 1996 Balance Sheet;

               (ix) granted any increase in the compensation or benefits of employees of INTERMAT other than increases in accordance with past practice not exceeding 5% or entered into any employment or severance agreement or arrangement with any of them;

               (x) made any capital expenditure in excess of $10,000, or additions to property, plant and equipment used in the operations of the business of INTERMAT other than ordinary repairs and maintenance;

               (xi) laid off any employees;

               (xii) discontinued the offering of any Services or programs;

               (xiii) incurred any obligation or liability for the payment of severance benefits;

               (xiv) paid any dividend on or with respect to the capital stock of INTERMAT; or

               (xv) entered into any agreement or made any commitment (including any guarantee) to do any of the foregoing.

          Section 3.08. Tax Matters. All Tax Returns required to be filed before the Effective Time in respect of INTERMAT have been (or will have been by the Effective Time) filed, and INTERMAT has (or will have by the Effective Time) paid, accrued or otherwise adequately reserved for the payment of all Taxes required to be paid in respect of the periods covered by such Tax Returns and has (or will have by the Effective Time) adequately reserved for the payment of all Taxes with respect to periods ended at or before the Effective Time for which Tax Returns have not yet been filed. All Taxes of INTERMAT have been paid or adequately provided for and neither INTERMAT nor any of the Stockholders knows of any proposed additional Tax assessment against INTERMAT not adequately provided for in the November 30, 1996 Balance Sheet. In the ordinary course, INTERMAT makes adequate provision on its books for the payment of Taxes (including for the current fiscal period) owed by INTERMAT. INTERMAT validly elected under Section 1362(a) of the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as an S corporation for federal income tax purposes for the taxable year beginning on July 1, 1989, and such election has not been terminated or revoked. No comparable election has been made under the laws of any state.

          Section 3.09. Absence of Undisclosed Liabilities. INTERMAT does not have any indebtedness or liability, absolute or contingent, known or unknown, which is not shown or provided for on the November 30, 1996 Balance Sheet other than liabilities as shall have been incurred or accrued in the ordinary course of business since November 30, 1996. Except as shown on the November 30, 1996 Balance Sheet, INTERMAT is not directly or indirectly liable upon or with respect to (by discount, repurchase agreements or otherwise), or obliged in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any Person, except endorsements in the ordinary course of business in connection with the deposit, in banks or other financial institutions, of items for collection.

          Section 3.10. Equipment and Machinery; Tangible Assets. Schedule 3.10 sets forth a complete and correct list and brief description of each item of Equipment and Machinery. As of the date of this Merger Agreement, INTERMAT has good title to the Equipment and Machinery and other properties and assets owned by it, free and clear of all title defects, objections and Liens (other than the Lien of current property Taxes and assessments not in default, if any). INTERMAT does not own any real property. Except as set forth on Schedule 3.10, INTERMAT holds good and transferable leaseholds in all of the Equipment and Machinery and other properties and assets leased by it, in each case under valid and enforceable leases. INTERMAT is not in default with respect to any item of Equipment and Machinery or other property or asset purported to be leased by it, and no event has occurred that constitutes or with due notice or lapse of time or both may constitute a default under any lease thereof. All facilities, machinery, equipment, fixtures and other properties owned, leased or used by INTERMAT (including the Equipment and Machinery) are in good operating condition and repair, are reasonably fit and usable for the purposes for which they are being used, are adequate and sufficient to carry on INTERMAT's business as presently conducted and as proposed by INTERMAT to be conducted, and conform in all material respects with all applicable ordinances, regulations and laws.

          Section 3.11. Intellectual Property; Intangible Assets.

          (a) Schedule 3.11 sets forth a complete and correct listing of the Intellectual Property owned by INTERMAT or used in its business. All Intellectual Property listed on Schedule 3.11 is owned by INTERMAT, free and clear of all Liens, and is not known to be the subject of any challenge. Except as set forth on Schedule 3.11, INTERMAT is not a licensee of any Intellectual Property rights. As of the date hereof, there are no unresolved claims made and there has not been communicated to INTERMAT or any of the Stockholders the threat of any claim that the holder of such Intellectual Property is in violation or infringement of any Intellectual Property, including patent, service mark, trademark, trade name, trademark, service mark or trade name application or registration, copyright or copyright application or registration of any other Person. INTERMAT is the owner of the patents, patent licenses, trade names, trademarks, service marks, brand marks, brand names, copyrights, know-how, trade secrets, formula and other proprietary and Intellectual Property rights necessary for the conduct of INTERMAT's business as now conducted, and without any known conflict with the rights of others, and INTERMAT has not forfeited or otherwise relinquished any such patent, patent license, trade name, trademark, service mark, brand mark, brand name, copyright, trade secrets, know-how, formula or other proprietary right or Intellectual Property necessary for the conduct of its business as conducted on the date hereof. INTERMAT owns or has the right to use all computer software, software systems and databases and all other information systems necessary for the operation of its business.

          (b) No present or former employee of INTERMAT and no other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any Intellectual Property or in any application therefor which INTERMAT owns, possesses or uses in its business as now and heretofore conducted and following the Effective Time, the Surviving Corporation shall have the exclusive, transferable right to use the Intellectual Property used by INTERMAT in conducting its business. The Trademarks are valid, subsisting, unexpired and enforceable in the United States and to the best knowledge of INTERMAT and each of the Stockholder valid, subsisting, unexpired and enforceable elsewhere in the world. All renewal fees and other maintenance fees for registration of the Intellectual Property or applications therefor which have fallen due on or prior to the date hereof have been paid and any such fees arising prior to the Effective Time, will be paid. The Stockholders agree to reasonably cooperate with the Surviving Corporation with regard to registering Intellectual Property in the respective offices of any domestic or foreign jurisdiction.

          (c) Schedule 3.11 sets forth a true and complete list of all of the Intangible Assets and a summary description of each such item. There is no restriction affecting the use of any of the Intangible Assets and, except as set forth on Schedule 3.11, no license has been granted with respect thereto. Each of the Intangible Assets is valid, is not currently being challenged, is not involved in any pending or threatened administrative or judicial proceeding, and does not conflict with any rights of any other Person. INTERMAT's rights in and to the Intangible Assets are sufficient and adequate in all respects to permit the conduct of INTERMAT's business as now conducted and as proposed to be conducted, and none of the services, products or operations of INTERMAT's business involves any infringement of any proprietary right of any other Person.

          Section 3.12. Licenses and Permits. Schedule 3.12 sets forth a true and complete list of all licenses, permits, franchises, authorizations and approvals issued or granted to INTERMAT by the government of the United States, any state or local government, any foreign national or local government, or any department, agency, board, commission, bureau or instrumentality of any of the foregoing (the "INTERMAT Licenses and Permits"), and all pending applications therefor. Such list contains a summary description of each such item and, where applicable, specifies the date issued, granted or applied for, the expiration date and the current status thereof. Each INTERMAT License and Permit has been duly obtained, is valid and in full force and effect, and is not subject to any pending or threatened administrative or judicial proceeding to revoke, cancel, suspend or declare such INTERMAT License and Permit invalid in any respect. The INTERMAT Licenses and Permits are sufficient and adequate in all respects to permit the continued lawful conduct of INTERMAT's business in the manner now conducted and as proposed to be conducted, and none of the operations of INTERMAT are being conducted in a manner that violates any of the terms or conditions under which any INTERMAT License and Permit was granted. Except for the Texas State Sales Tax Permit issued to INTERMAT, no INTERMAT License and Permit will be affected by, or terminate or lapse by reason of, the transactions contemplated by this Merger Agreement.

          Section 3.13. Compliance with Law. The operations of INTERMAT have been conducted in accordance with all applicable laws, regulations, orders and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over INTERMAT and its assets, properties and operations, including, without limitation, all such laws, regulations, orders and requirements promulgated by or relating to consumer protection, equal opportunity, health, environmental protection, conservation, architectural barriers to the handicapped, fire, zoning and building, occupation safety, pension, securities matters and Intellectual Property matters. INTERMAT has not received notice of any violation of any such law, regulation, order or other legal requirement, and is not in default with respect to any order, writ, judgment, award, injunction or decree of any national, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign. Neither INTERMAT nor any of the Stockholders has knowledge of any proposed change in any such laws, rules or regulations (other than laws of general applicability) that would materially and adversely affect INTERMAT or its business or the transactions contemplated by this Merger Agreement.

          Section 3.14. Litigation. There are no claims, actions, suits, proceedings, labor disputes or investigations pending or, to the best knowledge of INTERMAT and each of the Stockholders, threatened, before any national, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against any of the Stockholders or INTERMAT or any of INTERMAT's officers, directors, employees or agents involving, affecting or relating to INTERMAT's business or Intellectual Property, or the transactions contemplated by this Merger Agreement, nor is any basis known to any of the Stockholders or INTERMAT or any of INTERMAT's directors or officers for any such action, suit, proceeding or investigation. INTERMAT is not subject to any order, writ, judgment, award, injunction or decree of any national, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, that affects or might affect INTERMAT's business or that would or might interfere with the transactions contemplated by this Merger Agreement.

          Section 3.15. Contracts.

          (a) Schedule 3.15(a) sets forth a true and complete list of each contract, agreement, instrument, commitment and other arrangement to which INTERMAT is a party or otherwise relating to or affecting any of its assets, including, without limitation, employment, severance or consulting agreements, loan, credit or security agreements and customer contracts (each, a "Contract"). Each Contract is valid, binding and enforceable against INTERMAT and, to the best knowledge INTERMAT and each of the Stockholders, the other parties thereto, in accordance with its terms, and in full force and effect on the date hereof. INTERMAT has performed all obligations required to be performed by it to date under, and is not in default or delinquent in performance, status or any other respect (claimed or actual) in connection with any Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. With respect to each Contract, INTERMAT expects to comply with all material terms thereof, all certifications and representations of INTERMAT with respect thereto and all statutes and regulations applicable thereto.

          (b) Except as set forth on Schedule 3.15(b), no Contract requires the consent of any Person in connection with the consummation of the transactions contemplated hereby. The parties hereto acknowledge and agree that certain other Contracts on Schedule 3.15(a) provide that such Contracts may not be assigned without the prior written consent of the other party thereto but are otherwise silent as to changes in control, and that INTERMAT will not seek the consents of any such party in connection with the transactions contemplated hereby.

          Section 3.16. Receivables. All notes and accounts receivable payable to or for the benefit of INTERMAT reflected on the November 30, 1996 Balance Sheet, or acquired by INTERMAT after the date thereof and before the Effective Time, except as set forth in Schedule 3.16, are or will be valid and legally binding obligations of the obligor thereon, have been collected or are (or will be) current and collectible within 90 days after the Effective Time in amounts not less than the aggregate amount thereof (net of reserves established in accordance with prior practice) carried (or to be carried) on the books of INTERMAT, and are not subject to any defense, counterclaim or set-off. Schedule
3.16 sets forth a true and correct list of each note and account receivable of INTERMAT at November 30, 1996 and December 31, 1996, in each case together with the date each such receivable was created.

          Section 3.17. Inventories. The Inventory is stated on the November 30, 1996 Balance Sheet at not more than the lower of cost or net realizable value and such Inventory (i) will be sold by INTERMAT in the ordinary course of its business within 90 days after the Effective Time or (ii) is subject to repurchase by INTERMAT's customers pursuant to valid and enforceable written agreements between such customers and INTERMAT as in effect on the date of this Merger Agreement or (iii) shall be returned to the applicable vendor for full credit.

          Section 3.18. Employee Plans.

          (a) Schedule 3.18 sets forth all pension, savings, retirement, health, insurance, severance and other employee benefit or fringe benefit plans maintained by INTERMAT (collectively referred to herein as the "Plans"). With respect to the Plans, INTERMAT has delivered to SDI copies of: (i) all Plan documents, and, where applicable, related trust agreements, and any related agreements which are in writing; (ii) summary plan descriptions; (iii) the most recent Internal Revenue Service determination letter relating to each Plan for which a letter of determination was obtained; (iv) to the extent required to be filed, the most recent Annual Report (Form 5500 Series and accompanying schedules of each Plan and applicable financial statements) as filed with the Internal Revenue Service; and (v) audited financial statements, if any.

          (b) (i) Each Plan conforms to, and its administration is in compliance with, all applicable requirements of law, including, without limitation, ERISA and the Code, and (ii) all of the Plans are in full force and effect as written, and all premiums, contributions and other payments required to be made by INTERMAT under the terms of any Pension Plan or Welfare Plan (each as defined below) have been made or accrued.

          (c) Each Plan maintained by INTERMAT that is a pension plan as defined in Section 3(2) of ERISA (a "Qualified Plan"), is qualified under Section 401(a) of the Code, and a favorable determination letter has been issued by the Internal Revenue Service with respect to each such qualified Pension Plan. No Plan maintained by INTERMAT that is an employee welfare benefit plan as defined in Section 3(1) of ERISA (a "Welfare Plan") is funded through a voluntary employee beneficiary association as defined in Section 501(c)(9) of the Code.

          (d) Except for the Plan set forth on Schedule 3.18, neither INTERMAT nor any trade or business (whether or not incorporated) which has ever been under common control with INTERMAT within the meaning of Sections 414(b), (c),
(m) or (o) of the Code (each, an "ERISA Affiliate") has ever sponsored, contributed to, or incurred any liability with respect to any pension plan as defined in Section 3(2) of ERISA.

          (e) There are no multiemployer plans (as defined in Subsection 3(37) of ERISA) to which INTERMAT or any ERISA Affiliate is, or has been, required to make a contribution or other payment.

          (f) There has been no non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Part 4 of Subtitle B of Title I of ERISA) with respect to any Plan.

          (g) INTERMAT does not maintain any Plan providing post-retirement benefits other than pension benefits provided under Qualified Plans ("Post-Retirement Benefits"). INTERMAT is not liable for Post-Retirement Benefits under any Plan not maintained by INTERMAT. INTERMAT and each ERISA Affiliate has complied in all material respects with the requirements of Section 4980B of the Code and Sections 601 to 608 of ERISA relating to continuation coverage for group health plans.

          Section 3.19. Customers, Suppliers and Competitors.

          (a) Schedule 3.19 sets forth a complete and correct list of (i) all customers (listed by account and sorted by size) during INTERMAT's last full fiscal year; (ii) the suppliers by dollar volume of INTERMAT and the aggregate dollar volume of purchases by INTERMAT from such suppliers for such fiscal year;
(iii) all distributors of any Products; and (iv) all representatives of INTERMAT with respect to the business of INTERMAT. None of such customers, suppliers, distributors or representatives has or, to the best knowledge of INTERMAT and each of the Stockholders, intends to terminate or change significantly its relationship with INTERMAT.

          (b) Neither INTERMAT, nor the Stockholders, nor any of INTERMAT's officers or directors has any interest, nor during the last three years had any interest, either by way of contract or by way of investment or otherwise, directly or indirectly, in any Person other than INTERMAT that (i) provides any services or designs, produces or sells any Product or Product lines or engages in any activity similar to or competitive with any activity currently conducted or currently proposed to be conducted by INTERMAT or (ii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of INTERMAT.

          Section 3.20. Insurance. Schedule 3.20 lists the fidelity bonds and the aggregate coverage amount and type and generally applicable deductibles of all policies of title, liability, fire, casualty, business interruption, workers' compensation and other forms of insurance insuring INTERMAT. INTERMAT has furnished a true, complete and accurate copy of all such policies and bonds to SDI. All such policies and bonds are in full force and effect, underwritten by financially sound and reputable insurers and sufficient for all applicable requirements of law and will not be affected by or terminated or lapsed by reason of the consummation of the transactions contemplated by this Merger Agreement. INTERMAT shall maintain the coverage under all policies and bonds listed on Schedule 3.20 in full force and effect through the Effective Time. INTERMAT is not in default under any provision of any such policy of insurance nor has received notice of cancellation of any such insurance. There is no claim by INTERMAT pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. Neither INTERMAT nor any of the Stockholders has received any written notice from or on behalf of any insurance carrier issuing such policies that insurance rates will hereafter be substantially increased, that there will hereafter be a cancellation, or an increase in a deductible (or an increase in premiums in order to maintain an existing deductible) or non-renewal of existing policies, or that alteration of any Equipment and Machinery, the purchase of additional Equipment and Machinery or modification of any of the methods of conducting INTERMAT's business, will be required or suggested. The insurance maintained by INTERMAT is adequate in accordance with industry standards, the requirements of any applicable leases and is in at least the minimum amount required by currently applicable environmental regulations.

          Section 3.21. Transactions with Affiliates. Except as set forth on
Schedule 3.21, there have been no transactions between any of the Stockholders and INTERMAT, or any director, officer or employee of INTERMAT. Except as set forth on Schedule 3.21, to the best knowledge of INTERMAT and each of the Stockholders, during the past three years none of the officers, directors or employees of INTERMAT, or any spouse or relative of any of such Person, has been a director or officer of, or has had any direct or indirect interest in, any Person which during such period has been a supplier, customer or sales agent of INTERMAT.

          Section 3.22. Change in Ownership. To the best knowledge of INTERMAT and each of the Stockholders, the consummation of the transactions contemplated by this Merger Agreement will not result in the loss of the benefits of any Contract or any material relationship with any customer or supplier.

          Section 3.23. Labor Matters.

          (a) Schedule 3.23(a) lists all of INTERMAT's employees as of the date hereof, together with each such employee's salary. Except as set forth on
Schedule 3.23(a): (i) INTERMAT is not a party to any outstanding employment agreements or contracts with officers or employees of INTERMAT that are not terminable at will, or that provide for the payment of any bonus or commission;
(ii) INTERMAT is not a party to any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees of INTERMAT (other than as required by law); (iii) INTERMAT is not a party to any collective bargaining agreement or other labor union contract applicable to employees of INTERMAT nor do any of the Stockholders or INTERMAT know of any activities or proceedings of any labor union to organize any such employees currently taking place or planned or that have occurred within the last three years. INTERMAT has furnished to SDI complete and correct copies of all such agreements (the "Employment and Labor Agreements"). INTERMAT has not breached or otherwise failed to comply with any provisions of any Employment and Labor Agreement, and there are no grievances outstanding thereunder.

          (b) (i) INTERMAT is in compliance with all applicable laws relating to employment and employment practices, wages, hours, and terms and conditions of employment; (ii) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB"); (iii) there is no labor strike, material slowdown or material work stoppage or lockout pending or, to the best knowledge of INTERMAT and each of the Stockholders, threatened against or affecting the business of INTERMAT, and INTERMAT has not experienced any strike, material slow down or material work stoppage, lockout or other collective labor action; (iv) there is no representation claim or petition pending before the

NLRB or any similar foreign agency and no question concerning representation exists relating to the employees of INTERMAT; (v) there are no charges with respect to or relating to INTERMAT pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices; and (vi) neither INTERMAT nor any of the Stockholders has received notice from any national, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of INTERMAT and no such investigation is in progress.

          Section 3.24. Products Liability.

          (a) (i) There is no notice, demand, claim, action, suit, inquiry, hearing, proceeding, notice of violation or investigation of a civil, criminal or administrative nature before any court or governmental or other regulatory or administrative agency, commission or authority, domestic or foreign, against or involving any Product or any product distributed by or on behalf of INTERMAT, or class of claims or lawsuits involving the same or similar Product or any product distributed by or on behalf of INTERMAT which is pending or, to the best knowledge of INTERMAT and each of the Stockholders, threatened, resulting from an alleged defect in design, manufacture, materials or workmanship of any Product or any product distributed or sold by or on behalf of INTERMAT, or any alleged failure to warn, or from any breach of implied warranties or representations; (ii) there has not been any Occurrence; and (iii) there has not been, nor is there under consideration or investigation by INTERMAT, any Product rework, or retrofit (collectively, "Retrofits") conducted by or on behalf of INTERMAT concerning any products manufactured, produced, distributed or sold by or on behalf of INTERMAT.

          (b) For purposes of this Section 3.24, the term "Occurrence" shall mean any accident, happening or event which takes place at any time which is caused or allegedly caused by any alleged hazard or alleged defect in manufacture, design, materials or workmanship including, without limitation, any alleged failure to warn or any breach of express or implied warranties or representations with respect to, or any such accident, happening or event otherwise involving any Product or any product distributed by or on behalf of INTERMAT (including any parts or components), that is likely to result in a claim or loss.

          Section 3.25. Environmental Matters. INTERMAT has obtained and maintained in effect all licenses, permits and other authorizations required under all applicable laws, regulations and other requirements of governmental or regulatory authorities relating to pollution or to the protection of the environment, health or safety ("Environmental, Health or Safety Laws") and is in compliance with all Environmental, Health or Safety Laws and with all such licenses, permits and authorizations. Neither INTERMAT nor any of the Stockholders has performed or suffered any act which could give rise to, or has otherwise incurred, liability to any Person (governmental or not) under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq. or any other Environmental, Health or Safety Laws, nor have any of the Stockholders or INTERMAT received notice of any such liability or any claim therefor or submitted notice pursuant to section 103 of such Act to any governmental agency with respect to any of INTERMAT's operations or assets. Neither INTERMAT nor any of the Stockholders is subject to, or the subject of, any investigation by, enforcement order from or consent agreement with, any governmental authority with respect to any Environmental, Health or Safety Laws. No hazardous substance, hazardous waste, contaminant, pollutant or toxic substance (as such terms are defined in any applicable Environmental, Health or Safety Law) ("Hazardous Substance") has been released, placed, dumped or otherwise come to be located on, at, beneath or near any property owned or leased by INTERMAT or any surface waters or groundwaters thereon or thereunder. Neither INTERMAT nor any of the Stockholders owns or operates, and has not owned or operated, an underground storage tank or land disposal unit nor is there or has there even been any underground storage tank or land disposal unit located on any property owned or leased by INTERMAT.

          Section 3.26. Capitalization of INTERMAT; Title to the Shares. The authorized capital stock of INTERMAT consists of 500,000 shares of INTERMAT Common Stock. The 6,143 shares of INTERMAT Common Stock held by the Stockholders (which number is rounded up to the nearest whole share) are the only capital stock of INTERMAT outstanding on the date of this Merger Agreement. The outstanding shares of INTERMAT Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. There are no outstanding options, warrants, agreements, conversion rights, preemptive rights, or other rights to subscribe for, purchase or otherwise acquire any shares of INTERMAT Common Stock or any unissued or treasury shares of capital stock of INTERMAT. Each Stockholder has valid and marketable title to his or her shares of INTERMAT Common Stock, free and clear of any liens, claims, charges, security interests or other legal or equitable encumbrances, limitations or restrictions.

          Section 3.27. Financial Projections. The financial projections attached hereto as Schedule 3.27 were prepared by INTERMAT on a reasonable basis and in good faith. The assumptions used in the preparation of such projections
(a) are those INTERMAT believes are significant in forecasting the financial results of INTERMAT and (b) reflect, as of the date made and for the relevant periods presented, a reasonable estimate of the events, contingencies and circumstances described therein. Such projections present INTERMAT's estimate of the expected results of operations subject to certain uncertainties and contingencies mentioned therein.

          Section 3.28. Accuracy of Information. None of the Stockholders' or INTERMAT's representations, warranties or statements contained in this Merger Agreement, or in the exhibits hereto, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any of such representations, warranties or statements in light of the circumstances under which they were made not misleading.

                                   ARTICLE IV

                               REPRESENTATIONS AND
                              WARRANTIES OF SDI AND
                                   MERGER SUB

          SDI and Merger Sub jointly and severally represent and warrant to INTERMAT and the Stockholders that:

          Section 4.01. Corporate Organization. Each of SDI and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          Section 4.02. Authority. Each of SDI and Merger Sub has full corporate power and authority to execute and perform this Merger Agreement in accordance with its terms. This Merger Agreement has been duly and validly authorized by all necessary corporate action on the part of SDI and Merger Sub, has been duly executed and delivered on behalf of SDI and Merger Sub and constitutes the valid and binding obligation of SDI and Merger Sub, enforceable against them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies. No other corporate action (including stockholder approval) is necessary to authorize such execution and delivery or the performance of the transactions contemplated by this Merger Agreement.

          Section 4.03. No Conflict or Violation. The execution, delivery and performance by SDI and Merger Sub of this Merger Agreement do not and will not violate or conflict with any provision of the Certificate of Incorporation or By-laws of SDI or Merger Sub and do not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate nor result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which SDI or Merger Sub is a party or by which either of them is bound or to which either of their properties or assets is subject, nor result in the creation or imposition of any Lien upon any of the property of SDI or Merger Sub, nor result in the cancellation, modification, revocation or suspension of any of the licenses, permits, franchises, authorizations and approvals issued or granted to SDI by the government of the United States, any state or local government, any foreign national or local government, or any department, agency, board, commission, bureau or instrumentality of any of the foregoing (the "SDI Licenses and Permits").

          Section 4.04. Consents and Approvals. No filing with, and no consent, waiver, authorization or approval of, any governmental or regulatory authority, domestic or foreign, is required in connection with the execution and delivery of this Merger Agreement by SDI or Merger Sub or the performance of their respective obligations hereunder.

          Section 4.05. Stock Consideration. The shares of SDI Common Stock constituting the Stock Consideration, when issued and delivered in accordance with the terms of this Merger Agreement, will be duly and validly issued, fully paid and nonassessable.

          Section 4.06. Business. SDI has caused to be delivered to INTERMAT copies of SDI's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, Quarterly Reports on Form 10-Q for each of the first three fiscal quarters of SDI's 1996 fiscal year, the final Prospectus dated May 29, 1996 relating to the offering of 8,200,000 shares of SDI Common Stock, SDI's Proxy Statement for its annual meeting of stockholders held in 1996 and such additional documents as have been filed by SDI pursuant to the Exchange Act since January 1, 1995 (collectively, the "SEC Reports"). The SEC Reports were prepared and filed in material compliance with the rules and regulations promulgated by the Commission under the Exchange Act, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          Section 4.07. Financial Statements. The audited consolidated balance sheet of SDI as at December 31, 1995 and the unaudited consolidated balance sheet of SDI as at September 30, 1996 included in the SEC Reports fairly present the consolidated financial position of SDI as at the dates thereof, and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal periods ended on such dates fairly present the results of operations and cash flows of SDI and its subsidiaries for the respective periods indicated. All such financial statements, including the schedules and notes thereto, were prepared in accordance with GAAP applied consistently throughout the periods involved.

          Section 4.08. Tax Matters. All Tax Returns required to be filed before the Effective Time in respect of SDI have been (or will have been by the Effective Time) filed, and SDI has (or will have by the Effective Time) paid, accrued or otherwise adequately reserved for the payment of all Taxes required to be paid in respect of the periods covered by such Tax Returns and has (or will have by the Effective Time) adequately reserved for the payment of all Taxes with respect to periods ended at or before the Effective Time for which Tax Returns have not yet been filed. All Taxes of SDI have been paid or adequately provided for and SDI knows of no proposed additional tax assessment against SDI not adequately provided for in the unaudited consolidated balance sheet of SDI as at September 30, 1996 included in the SEC Reports. In the ordinary course, SDI makes adequate provision on its books for the payment of Taxes (including for the current fiscal period) owed by SDI.

          Section 4.09. Licenses and Permits. Each SDI License and Permit has been duly obtained, is valid and in full force and effect, and is not subject to any pending or threatened administrative or judicial proceeding to revoke, cancel, suspend or declare such SDI License and Permit invalid in any respect. The SDI Licenses and Permits are sufficient and adequate in all respects to permit the continued lawful conduct of SDI's business in the manner now conducted and as proposed to be conducted, and none of the operations of SDI are being conducted in a manner that violates any of the terms or conditions under which any SDI

License and Permit was granted. No such SDI License and Permit will be affected by, or terminate or lapse by reason of, the transactions contemplated by this Merger Agreement.

          Section 4.10. Compliance with Law. The operations of SDI have been conducted in accordance with all applicable laws, regulations, orders and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over SDI and its assets, properties and operations, including, without limitation, all such laws, regulations, orders and requirements promulgated by or relating to consumer protection, equal opportunity, health, environmental protection, conservation, architectural barriers to the handicapped, fire, zoning and building, occupation safety, pension, securities matters and intellectual property matters. SDI has not received notice of any violation of any such law, regulation, order or other legal requirement, and is not in default with respect to any order, writ, judgment, award, injunction or decree of any national, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign. Neither SDI nor Merger Sub has knowledge of any proposed change in any such laws, rules or regulations (other than laws of general applicability) that would materially and adversely affect SDI or its business or the transactions contemplated by this Merger Agreement.

          Section 4.11. Litigation. Except as set forth in the SEC Reports, there are no material claims, actions, suits, proceedings, labor disputes or investigations pending or, to the best knowledge of SDI or Merger Sub, threatened, before any national, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against SDI or Merger Sub or any of their officers, directors, employees or agents involving, affecting or relating to SDI's business, or the transactions contemplated by this Merger Agreement, nor is any basis known to SDI or Merger Sub or any of their directors or officers for any such action, suit, proceeding or investigation. SDI is not subject to any order, writ, judgment, award, injunction or decree of any national, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, that affects or might affect SDI's business or that would or might interfere with the transactions contemplated by this Merger Agreement.

          Section 4.12. Accuracy of Information. None of SDI's or Merger Sub's representations, warranties or statements contained in this Merger Agreement, or in the exhibits hereto, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any of such representations, warranties or statements in light of the circumstances under which they were made not misleading.

                                    ARTICLE V

                   COVENANTS OF INTERMAT AND THE STOCKHOLDERS

          Section 5.01. Conduct Pending the Merger.

          (a) From and after the date of this Merger Agreement and until the Effective Time, INTERMAT shall conduct its business solely in the ordinary course consistent with past practice and, without the prior written consent of SDI, INTERMAT shall not, except as required or permitted pursuant to the terms hereof:

               (i) make any material change in the conduct of its businesses and operations or enter into any transaction, other than in the ordinary course of business consistent with past practice;

               (ii) make any change in its Articles of Incorporation or By-laws, issue any additional shares of capital stock or equity securities, grant any option, warrant or right to acquire any capital stock or equity securities, issue any security convertible into or exchangeable for its capital stock, alter in any material respect the terms of any of its outstanding securities, or make any change in its outstanding shares of capital stock or in its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

               (iii) incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof;

               (iv) make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof, except in the ordinary course of business consistent with past practices;

               (v) subject any of its assets, or any part thereof, to any Lien or suffer such to be imposed other than mechanics Liens and Liens for taxes not yet due and payable;

               (vi) redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or declare, set aside or pay any dividends or other distribution in respect of such shares;

               (vii) increase the compensation payable or to become payable to its executive officers or employees, except for increases in the ordinary course of business in accordance with past practices, or grant any severance or termination pay to, enter into any employment or severance agreement with, any director or executive officer, or establish, adopt, enter into or amend in any material respect or take action to accelerate any rights or benefits under any bonus, profit sharing, compensation, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust fund, policy or arrangement for the benefit of any director, executive officer or employee;

               (viii) make or commit to make any capital expenditure in excess of $10,000;

               (ix) pay, lend or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of the Stockholders;

               (x) fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained in respect of the business of INTERMAT;

               (xi) make any change in the method of accounting or accounting principle, method, estimate or practice except for any such change required by reason of a concurrent change in GAAP, or write down the value of any Inventory or write off as uncollectible any accounts receivable except in the ordinary course of business consistent with past practice;

               (xii) take any other action that would cause any of the representations and warranties made in this Merger Agreement not to remain true and correct; or

               (xiii) commit itself to do any of the foregoing.

               (b) From and after the date of this Merger Agreement and until the Effective Time, the Stockholders shall, and shall cause INTERMAT to:

               (i) continue to maintain, in all material respects, INTERMAT's property, including its Intellectual Property in accordance with past practice in a condition suitable for its current use;

               (ii) file, when due or required, national, state, foreign and other Tax Returns and other reports required to be filed and pay when due all Taxes, assessments, fees and other charges lawfully levied or assessed against them, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

               (iii) continue to conduct INTERMAT's business in the ordinary course consistent with past practice;

               (iv) keep INTERMAT's books of account, Files and Records in the ordinary course and in accordance with past practice; and

               (v) continue to maintain existing business relationships with suppliers and customers other than relationships not economically beneficial to the business of INTERMAT.

               Section 5.02. Consents and Approvals. INTERMAT (a) shall, at its cost and expense, use its reasonable best efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other Persons required in connection with the execution, delivery and performance by INTERMAT of this Merger Agreement, and (b) shall diligently assist and cooperate with SDI in preparing and filing all documents required to be submitted by SDI to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained by SDI in connection with such transactions (which assistance and cooperation shall include, without limitation, timely furnishing to SDI all information concerning INTERMAT that counsel to SDI determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

          Section 5.03. Access to Properties and Records. INTERMAT shall, and each of the Stockholders shall cause INTERMAT to, afford to SDI, and to the accountants, counsel and representatives of SDI, reasonable access during normal business hours throughout the period prior to the Closing (or the earlier termination of this Merger Agreement pursuant to Section 10.01) to all properties, books, Contracts, commitments and Files and Records (including, but not limited to, Tax Returns and correspondence with accountants) of INTERMAT and, during such period, shall furnish promptly to SDI all other information concerning INTERMAT as SDI may reasonably request, provided that no investigation or receipt of information pursuant to this Section 5.03 shall qualify any representation or warranty of INTERMAT or the conditions to the obligations of SDI.

          Section 5.04. Negotiations. From and after the date hereof and until January 31, 1997, neither INTERMAT nor any of the Stockholders, nor INTERMAT's officers or directors or anyone acting on behalf of INTERMAT or such persons shall, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any Person or other entity or group (other than SDI or its representatives) concerning any merger, sale of substantial assets, purchase or sale of shares of capital stock or similar transaction involving INTERMAT or any other transaction inconsistent with the transactions contemplated hereby.

          Section 5.05. Further Assurances; Reasonable Best Efforts. Upon the request of SDI at any time after the Closing, each of the Stockholders shall forthwith execute and deliver such further instruments and other documents as SDI or its counsel may reasonably request to effectuate the purposes of this Merger Agreement. Upon the terms and subject to the conditions of this Merger Agreement, INTERMAT and each of the Stockholders will use their reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

          Section 5.06. Covenant Not To Compete.

          (a) Each Stockholder agrees that, for a period of five years after the Effective Time, such Stockholder shall not, directly or indirectly, as a sole proprietor, member of a partnership, or stockholder, investor, officer or director of a corporation, or as an employee, agent, associate or consultant of any Person:

                    (i) Solicit or accept business (x) from any clients or prospects of INTERMAT, the Surviving Corporation or their affiliates or (y) from any former client who was such within the last two (2) years prior to the date of this Merger Agreement, if such business would be in competition with the Company or its affiliates or otherwise interfere with the customer relationships of the Company or its affiliates; or

                    (ii) Engage in the business of the type performed by SDI or its affiliates (including the Surviving Corporation).

          (b) Each Stockholder agrees that a monetary remedy for a breach of the agreement set forth in Section 5.06(a) hereof will be inadequate and impracticable and further agree that such a breach would cause SDI irreparable harm, and that SDI shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. In the event of such a breach, each Stockholder agrees that SDI shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions as a court of competent jurisdiction shall determine, in addition to any damages to which SDI may be entitled.

          Section 5.07. Non-Solicitation of Employees. Each Stockholder agrees, for the five-year period commencing on the Effective Time, not to make, offer, solicit or induce to enter into, any written or oral arrangement, agreement or understanding regarding employment or retention as a consultant with any Person who was, on the date hereof, a full-time employee of INTERMAT, without the written consent of SDI.

          Section 5.08. Disclosure of Information. Each Stockholder recognizes and acknowledges that the Company's trade secrets and confidential or proprietary information, including such trade secrets or information as may exist from time to time, and information as to the identity of customers of the Company and its affiliates and other similar items, are valuable, special and unique assets of the Company's business, access to and knowledge of which are essential to the performance of the Stockholder's duties to the Company. Each Stockholder will not, during or after the term hereof, in whole or in part, disclose, and has not prior to the commencement of the term hereof disclosed, such secrets or confidential or proprietary information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, except in furtherance of the Stockholder's duties to the Company. Each Stockholder will not make use of any such property for his or her own purposes or for the benefit of any person, firm, corporation or other entity (except the Company) under any circumstances, during or after the term hereof, and each Stockholder has not prior to the commencement of the term hereof made such use, provided that after the term hereof these restrictions shall not apply to such secrets or information which are then in the public domain (provided that she was not responsible, directly or indirectly, for such secrets or information entering the public domain without the Company's consent).

          Section 5.09. Expenses related to INTERMAT Lease. The Stockholders shall be responsible for the any and all expenses incurred that are related to obtaining the consent to the Merger of Nine Greenway, Ltd., as landlord under the INTERMAT Lease, or expenses incurred that are related to the failure to obtain such consent ("Lease Consent Expenses").

          Section 5.10. Notice of Breach. Through the Effective Time, INTERMAT and the Stockholders shall promptly give SDI written notice with particularity upon having knowledge of any matter that may constitute a breach of any representation, warranty, agreement or covenant contained in this Merger Agreement.

                                   ARTICLE VI

                                COVENANTS OF SDI


          Section 6.01. Actions Before the Effective Time. SDI shall not take any action which shall cause it to be in breach of any of its representations, warranties, covenants or agreements contained in this Merger Agreement. SDI shall use its reasonable best efforts to perform and satisfy all conditions to Closing to be performed or satisfied by SDI under this Merger Agreement as soon as possible, but in no event later than the Effective Time.

          Section 6.02. Consents and Approvals. SDI shall use its reasonable best efforts to obtain all consents and approvals of third parties required to be obtained by SDI to effect the transactions contemplated by this Merger Agreement.

          Section 6.03. Further Assurances; Reasonable Best Efforts. Upon the request of the Stockholders at any time after the Closing, SDI or the Surviving Corporation shall forthwith execute and deliver such further instruments and other documents as the Stockholders or their counsel may reasonably request to effectuate the purposes of this Merger Agreement. Upon the terms and subject to the conditions of this Merger Agreement, SDI and Merger Sub will use their reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

          Section 6.04. Notice of Breach. Through the Effective Time, SDI and Merger Sub shall promptly give INTERMAT and the Stockholders written notice with particularity upon having knowledge of any matter that may constitute a breach of any representation, warranty, agreement or covenant contained in this Merger Agreement.

                                   ARTICLE VII

                                OTHER AGREEMENTS

          Section 7.01. Stock Consideration and Debt Consideration.

          (a) Each Stockholder understands that the Stock Consideration and Debt Consideration issued in the Merger have not been registered under the Securities Act nor qualified under the Blue Sky laws of any state; and that the Stock Consideration and Debt Consideration are being offered and sold to the Stockholders pursuant to an exemption from such registration and qualification based in part upon the representations of such Stockholder contained herein.

          (b) Each Stockholder represents that he or she is (i) an "accredited investor," as defined in Rule 501 under the Securities Act, or (ii) has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment such as the SDI Common Stock and the Merger Sub Notes.

          (c) Each Stockholder acknowledges and agrees that he or she has received and reviewed this Merger Agreement and has received and reviewed all further information, if any, regarding SDI and Merger Sub necessary to make an informed investment decision to invest in the SDI Common Stock and the Merger Sub Notes, including information requested to verify other information received, and has received all information that he or she has requested from SDI, and has been afforded a reasonable time to ask questions about the SDI Common Stock and the Merger Sub Notes and the terms and conditions of the Merger Agreement, and has received satisfactory answers to all such questions.

          (d) Each Stockholder acknowledges that he or she is fully aware of the applicable transfer restrictions of the SDI Common Stock and the Merger Sub Notes to be issued in the Merger, recognizes that it may be necessary to hold the SDI Common Stock and the Merger Sub Notes indefinitely and can bear the economic risk of his or her investment in the SDI Common Stock and the Merger Sub Notes (including a complete loss of the investment).

          (e) Each Stockholder acknowledges and agrees that he or she is acquiring the Stock Consideration and Debt Consideration issued in the Merger for investment for his or her own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. Each Stockholders agree that he or she will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (hereinafter, "Transfer") any of the Stock Consideration or Debt Consideration issued in the Merger unless (i) the Transfer is pursuant to an effective registration statement under the Securities Act, and the rules and regulations in effect thereunder, or (ii) counsel for such Stockholder (which counsel shall be reasonably acceptable to SDI) shall have furnished SDI with an opinion, satisfactory in form and substance to SDI, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act.

          Section 7.02. Legend. Each certificate representing Stock Consideration and each Merger Sub Note representing Debt Consideration shall bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR (ii) AN OPINION OF COMPANY COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED."

          Section 7.03. Delivery of Audited Financial Statements. By February 28, 1997, the Stockholders shall prepare and deliver to SDI audited balance sheets of INTERMAT at December 31, 1994, 1995 and 1996 and related statements of income, retained earnings and cash flows for the fiscal years then ended (the "Audited Financial Statements"), and by March 15, 1997, the Stockholders shall prepare and deliver to SDI an audited balance sheet of INTERMAT at the close of business on the Closing Date (the "Closing Date Balance Sheet"). The Audited Financial Statements and the Closing Date Balance Sheet shall be prepared in accordance with GAAP applied on a basis consistent with that used in, and in accordance with the same accounting principles applied in, the preparation of the Historical Financial Statements. The Audited Financial Statements and the Closing Date Balance Sheet shall be audited by Wallingford, McDonald, Fox & Co., P.C. and shall include the opinion of Wallingford, McDonald, Fox & Co., P.C. that such accountants have audited the Audited Financial Statements and the Closing Date Balance Sheet in accordance with generally accepted auditing standards and that the Audited Financial Statements and the Closing Date Balance Sheet were prepared in accordance with GAAP, applied on a basis consistent with that used in, and in accordance with the same accounting principles applied in the preparation of the Historical Financial Statements.

          Section 7.04. Tax Matters.

          (a) The Stockholders shall be responsible for the payment of all Tax due with respect to taxable periods ending on or before the close of business on the date of the Effective Time, including, but not limited to, Taxes relating to the final S corporation Tax Return of INTERMAT for the period beginning January 1, 1997 and ending on the date of the Effective Time. Such final S corporation Tax Return shall reflect INTERMAT's liability resulting from the imposition of Tax under Section 1374 of the Code on "built-in gains." Where any such Tax Return is required to be filed after the Effective Time, the Stockholders shall prepare, or cause to be prepared, a draft of such Tax Return and shall furnish such draft to SDI for review by SDI at least 30 days prior to the due date of such Tax Return. SDI shall have the right to consent to the form and content of such Tax Return, which consent shall not be unreasonably withheld. Where such Tax Return is required to be filed by the Surviving Corporation, at least five days prior to the due date for the Tax Return, the Stockholders shall pay over to the Surviving Corporation the Tax due with respect to such Tax Return.

          (b) Subject to Section 7.04(a), for taxable periods beginning before and ending after the date of the Effective Time, SDI shall prepare or cause the Surviving Corporation to prepare the Tax Returns required to be filed, if any, for such periods and shall pay the Taxes due with respect to such Tax Returns; provided, however, that SDI shall furnish a draft of such Tax Return to the Stockholders at least 30 days prior to the due date for such Tax Return, and the Stockholders shall pay SDI the portion of the Tax attributable to the taxable period ending at the close of business on the date of the Effective Time. The Stockholders shall have the right to review and consent to the form and substance of such Tax Return, such consent not to be unreasonably withheld. For this purpose, the Tax attributable to the period ending at the Effective Time shall be based on a closing of the books of INTERMAT as of close of business on the date of the Effective Time, except that in the case of deductions and allowances based on time (such as depreciation), such deductions or allowances shall be apportioned based on the ratio that the number of days in the portion of the taxable period ending on the date of the Effective Time bears to the total number of days in the taxable period.

          (c) SDI and the Stockholders agree to treat the Merger as a sale by INTERMAT of all of its assets for federal and state income Tax purposes for an amount equal to the Merger Consideration plus any liabilities assumed by SDI or Merger Sub or to which such assets are subject to, other than liabilities for which the Stockholders are liable under this Merger Agreement (the "Purchase Price") The Purchase Price shall be allocated in accordance with Section 338(b)(5) of the Code and the Treasury Regulations thereunder using the methodology set forth on Schedule 7.04(c). SDI shall determine the fair market value of the assets of INTERMAT (the "Valuation"). The Valuation shall be binding on all parties hereto unless the Stockholders shall, within 15 days of notice to them of the Valuation, conclude in good faith that the Valuation is manifestly unreasonable. SDI shall be under no obligation to have such Valuation prepared by an independent appraiser. All values contained in the Valuation shall be used by each party in preparing all relevant Tax Returns.

          (d) SDI and the Stockholders agree to furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance relating to INTERMAT's business as is reasonably necessary for the preparation and filing of any Tax Return, claim for refund or other required or optional filings relating to Tax matters, for the preparation for and proof of facts during any Tax audit, for the preparation for any Tax protest, for the prosecution or defense of any suit or other proceeding relating to Tax matters and for the answer to any governmental or regulatory inquiry relating to Tax matters.

          Section 7.05. Representations and Warranties by Enders and Gilpin. (a) With respect to the representations and warranties by Enders in Article III hereof, and in any instrument delivered pursuant to the Merger Agreement with respect thereto, no facts arising, or circumstances occurring, before January 1, 1994, shall constitute a breach of any such representation or warranty by Enders unless on the date hereof he has knowledge of such facts or circumstances; and
(b) with respect to the representations and warranties by Gilpin in Article III hereof, and in any instrument delivered pursuant to the Merger Agreement with respect thereto, no facts arising, or circumstances occurring, before January 1, 1990, shall constitute a breach of any such representation or warranty by Gilpin unless on the date hereof he has knowledge of such facts or circumstances.

          Section 7.06. Key Man Life Insurance. In the event that Merger Sub determines to discontinue or terminate the key man life insurance policy on the life of J. Beauchamp, Merger Sub shall offer to assign to J. Beauchamp such policy, subject to the assumption by J. Beauchamp of all obligations and liabilities in connection therewith.

                                  ARTICLE VIII

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

          Section 8.01. Survival of Representations and Warranties. The representations and warranties made by each of the parties hereto in this Merger Agreement or in any instrument delivered pursuant to this Merger Agreement shall survive the Closing and the consummation of the transactions contemplated by this Merger Agreement and any investigation made by any party prior to the Effective Time. Notwithstanding the foregoing, such representations and warranties (except for the representations and warranties contained in Section
3.08 and 3.25 which shall survive indefinitely) shall terminate on the third anniversary of the Closing Date. No claim or action for breach of any representation or warranty shall be asserted or maintained by any party hereto after the expiration of such representation or warranty pursuant to the preceding sentence except for claims made in writing prior to such expiration or actions (whether instituted before or after such expiration) based on any claim made in writing prior to such expiration. In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Merger Agreement or otherwise, whether at law or at equity, regardless of any disclosure to, or investigation made by or on behalf of, such party on or before the Effective Time.

          Section 8.02. Indemnification.

          (a) Each of the Beauchamps will jointly and severally, and each of Enders and Gilpin (subject to the provisions of Section 7.05), Miday and Johnson will severally and not jointly (i) indemnify and hold harmless SDI, Merger Sub and the Surviving Corporation and each of their directors, officers, employees, advisors, affiliates, agents and stockholders from and against any and all losses, damages, liabilities, costs and claims arising out of, based upon or resulting from (w) any inaccuracy of any of their respective representations or warranties contained in or made pursuant to this Merger Agreement; (x) any breach by INTERMAT or the Stockholders of any of their respective agreements, covenants or obligations contained in or made pursuant to this Merger Agreement,
(y) any Taxes for which the Stockholders are responsible under Section 7.04 hereof, or (z) any Lease Consent Expenses for which the Stockholders are responsible under Section 5.09 hereof, and (ii) reimburse SDI, Merger Sub and the Surviving Corporation and each of their directors, officers, employees, advisors, affiliates, agents and stockholders for any and all fees, costs and expenses of any kind related thereto (including, without limitation, any and all Legal Expenses); provided, however, that in no case shall Enders, Gilpin, Johnson or Miday be liable or responsible under this Section 8.02(a) for any amounts in excess of the value of the respective Merger Consideration that such party is entitled to receive hereunder and; provided, further, that in no case shall Miday be liable or responsible under this Section 8.02(a) with respect to a breach of Section 3.11 hereof for any amounts in excess of (i) if Miday shall not have sold any shares of SDI Common Stock received by him as part of the Merger Consideration (the "Miday Shares"), then Miday shall be liable for up to an amount equal to the fair market value of the Miday Shares, which amount may be paid by Miday by transferring to the claimant Miday Shares having a fair market value equal to the claim, or (ii) if Miday shall have sold the Miday Shares, Miday shall be liable for up to an amount equal to the proceeds received by Miday upon the sale of the Miday Shares, or (iii) if Miday shall have sold some but not all of the Miday Shares, Miday shall be liable first for up to an amount equal to the proceeds received by Miday upon the sale of the sold Miday Shares, and second for up to an amount equal to the fair market value of the unsold Miday Shares (which amount may be paid by Miday by transferring to the claimant the unsold Miday Shares having a fair market value equal to the claim). For purposes of the preceding sentence, the fair market value of any Miday Shares shall be calculated by multiplying the number of such shares by the closing sale price of the SDI Common Stock on the Nasdaq National Market (or other securities exchange on which the shares of SDI Common Stock are primarily listed) on the date a claim is made hereunder. As used in this Section 8.02, "Legal Expenses" of a Person shall mean any and all reasonable out-of-pocket fees, costs and expenses of any kind incurred by such Person and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim of a third party or governmental entity.

          (b) SDI and Merger Sub will jointly and severally (i) indemnify and hold harmless the Stockholders and each of their advisors, affiliates and agents, as applicable, from and against any and all losses, damages, liabilities, costs and claims (x) arising out of, based upon or resulting from any inaccuracy of any representation or warranty of SDI or Merger Sub which is contained in or made pursuant to this Merger Agreement or (y) arising out of, based upon or resulting from any breach by SDI or Merger Sub of any of their respective agreements, covenants or obligations contained in or made pursuant to this Merger Agreement and (ii) reimburse the Stockholders and each of their advisors, affiliates and agents, as applicable, for any and all fees, costs and expenses of any kind related thereto (including, without limitation, any and all Legal Expenses).

          (c) No party entitled to indemnification under this Section 8.02 shall assert any claims or bring any action against another party hereto arising out of this Merger Agreement until such time as the cumulative aggregate claims of such party exceed $50,000; provided, however, that if the aggregate amounts due to a party under this Section 8.02 exceed such threshold, then such party shall have the right to recover the full amounts due without regard to such threshold.

          (d) Promptly after receipt by any person entitled to indemnification under this Section 8.02 (an "indemnified party") of notice of the commencement of any action in respect of which the indemnified party will seek indemnification hereunder, the indemnified party shall notify the Person that is obligated to provide such indemnification (the "indemnifying party") thereof in writing, but any failure to so notify the indemnifying party shall not relieve it from any liability that it may have to the indemnified party except to the extent the indemnified party shall be materially prejudiced by such failure. The indemnifying party shall be entitled to participate in the defense of such action and to assume control of such defense with counsel reasonably acceptable to the indemnified party; provided, however, that:

          (i) the indemnified party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim;

          (ii) the indemnifying party shall obtain the prior written approval of the indemnified party before entering into any settlement of such claim or ceasing to defend against such claim, if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the indemnified party or would otherwise restrict the future activity or conduct of the indemnified party; and

          (iii) the indemnifying party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of a release from all liability in respect of such claim.

          (e) After written notice by the indemnifying party to the indemnified party of its election to assume control of the defense of any such action, the indemnifying party shall not, except as otherwise provided, be liable to such indemnified party hereunder for any Legal Expenses subsequently incurred by such indemnified party in connection with the defense thereof. If the indemnifying party does not assume control of the defense of such claims as provided in this
Section 8.02, the indemnified party shall have the right to defend such claim in such manner as it may deem appropriate at the cost and expense of the indemnifying party, and the indemnifying party will promptly reimburse the indemnified party therefor in accordance with this Section 8.02. The reimbursement of fees, costs and expenses required by this Section 8.02 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.


                                   ARTICLE IX

                            CONDITIONS TO THE MERGER

          Section 9.01. Conditions to the Obligations of Each Party. The respective obligations of INTERMAT, the Stockholders, SDI and Merger Sub to consummate the transactions contemplated by this Merger Agreement are subject to the fulfillment at or prior to the

Effective Time of each of the following conditions, any or all of which may be waived in whole or in part, to the extent permitted by applicable law:

          (a) all filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, governmental and regulatory authorities in connection with the execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby by INTERMAT, the Stockholders, SDI and Merger Sub shall have been made or obtained (as the case may be) without restrictions, except where the failure to obtain such consents, approvals, permits and authorizations could not be reasonably be expected to have a material adverse effect on the business or operations of SDI or INTERMAT; and

          (b) no court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) or taken any action that prohibits the consummation of the transactions contemplated by this Merger Agreement or makes such consummation illegal; provided, however, that the parties invoking this condition shall use their reasonable best efforts to have any such judgment, decree, injunction or order vacated.

          Section 9.02. Conditions to the Obligations of INTERMAT and the Stockholders. The obligations of INTERMAT and the Stockholders to consummate the transactions contemplated by this Merger Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by INTERMAT or the Stockholders as applicable and to the extent permitted by applicable law:

          (a) each of SDI and Merger Sub shall have performed all of its obligations hereunder required to be performed by it at or prior to the Effective Time;

          (b) each of the representations and warranties of SDI and Merger Sub contained in this Merger Agreement and in any certificate or other writing delivered by SDI and Merger Sub pursuant hereto shall be true and correct at and as of the Effective Time, as if made at and as of such time (except to the extent it relates to a particular date);

          (c) Merger Sub (and SDI in the case of J. Beauchamp) shall have offered to enter into a separate Employment Agreement with each of J. Beauchamp, Enders, Gilpin, Johnson and Miday, such Employment Agreements to be substantially in the forms attached as Exhibit E hereto (each, an "Employment Agreement");

          (d) SDI shall have offered to enter into the Registration Rights Agreement with the Stockholders, such Registration Rights Agreement to be substantially in the form of Exhibit F hereto (the "Registration Rights Agreement");

          (e) INTERMAT shall have received a certificate from SDI and Merger Sub, signed by an executive officer of SDI and Merger Sub, respectively, to the effect set forth in clauses (a) and (b) of this Section;

          (f) SDI shall have paid, on behalf of INTERMAT, all principal and interest due under the Texas Commerce Note and the Beauchamp Notes;

          (g) INTERMAT and the Stockholders shall have received a favorable opinion, dated as of the Effective Time, from Willkie Farr & Gallagher, counsel to SDI and Merger Sub, substantially in the form of Exhibit G hereto; and

          (h) INTERMAT shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of SDI and Merger Sub or in furtherance of the transactions contemplated by this Merger Agreement as INTERMAT or its counsel may reasonably request.

          Section 9.03. Conditions to the Obligations of SDI and Merger Sub. The obligation of each of SDI and Merger Sub to consummate the transactions contemplated by this Merger Agreement is subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by SDI and Merger Sub to the extent permitted by applicable law:

          (a) each of the Stockholders and INTERMAT shall have performed all of its obligations hereunder required to be performed by it at or prior to the Effective Time;

          (b) each of the representations and warranties of each of the Stockholders and INTERMAT contained in this Merger Agreement and in any certificate or other writing delivered by the Stockholders and INTERMAT pursuant hereto shall be true and correct at and as of the Effective Time, as if made at and as of such time (except to the extent it relates to a particular date);

         (c) the persons listed in Section 9.02(c) shall have each entered into separate Employment Agreements with Merger Sub (and SDI in the case of J. Beauchamp), and such Employment Agreements shall be in full force and effect;

         (d) SDI and Merger Sub shall have received a certificate from INTERMAT and the Stockholders, signed by an executive officer of INTERMAT and by each of the Stockholders individually, to the effect set forth in clauses (a) and (b) of this Section;

         (e) each Stockholder shall have entered into the Escrow Agreement with SDI and the Escrow Agent, and the Escrow Agreement shall be in full force and effect;

         (f) during the period from November 30, 1996 to the Effective Time, there shall not have been any material adverse change in the assets, properties, business, operations, prospects, net income or condition (financial or otherwise) of INTERMAT;

          (g) SDI and Merger Sub shall have received a favorable opinion, dated as of the Effective Time, from Hutcheson & Grundy, L.L.P., counsel to INTERMAT and the Stockholders, substantially in the form of Exhibit H hereto;

          (h) INTERMAT shall have entered in releases with each of Enders, Gilpin, Johnson and Miday, substantially in the forms of Exhibit I hereto, and such releases shall be in full force and effect;

          (i) SDI shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of INTERMAT and the Stockholders or in furtherance of the transactions contemplated by this Merger Agreement as SDI or its counsel may reasonably request; and

          (j) all certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of INTERMAT and the Stockholders under the provisions of this Merger Agreement, and all other actions and proceedings required to be taken by or on behalf of INTERMAT and the Stockholders in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for SDI.


                                    ARTICLE X

                                   TERMINATION

          Section 10.01. Termination. This Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

          (a)  by joint written consent of INTERMAT and SDI;

          (b) by INTERMAT if any of the conditions specified in Sections 9.01 or
9.02 have not been satisfied or waived by INTERMAT at such time as such condition is no longer capable of satisfaction;

          (c) by SDI and Merger Sub if any of the conditions specified in Sections 9.01 or 9.03 have not been satisfied or waived by SDI and Merger Sub at such time as such condition is no longer capable of satisfaction; or

          (d) by either INTERMAT or SDI and Merger Sub if the Merger has not been consummated on or before January 31, 1997; provided, however, that a party may not terminate this Merger Agreement pursuant to this clause if the failure of such party to fulfill any of its obligations under this Merger Agreement shall have been the reason that the Merger shall not have been consummated on or before said date.

          Section 10.02. Effect of Termination. In the event of termination of this Merger Agreement pursuant to Section 10.01, this Merger Agreement shall forthwith terminate and become void, and there shall be no liability or obligation on the part of any of the parties hereto, except with respect to the obligations set forth in Article VIII and Section 11.11, or arising out of any breach of any provision of this Merger Agreement prior to such termination. In addition to the foregoing, Sections 10.02, 11.05, 11.06, 11.07, 11.09 and 11.12 shall survive any such termination of this Merger Agreement.


                                   ARTICLE XI

                                  MISCELLANEOUS

          Section 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given:

          (a) if to INTERMAT to:

                  INTERMAT International Materials Management Engineers, Inc. 9 Greenway Plaza, Suite 2400
                  Houston, Texas  77046
                  Attention:  Gregory A. Enders
                  Facsimile: (713) 951-2925


                  with copies to:

                  Hutcheson & Grundy, L.L.P.
                  1200 Smith Street, Suite 3300
                  Houston, Texas  77002
                  Attention:  Allen B. Craig III
                  Facsimile:  (713) 951-2925

          (b) if to the Stockholders to:

                  c/o INTERMAT International Materials Management
                   Engineers, Inc.
                  9 Greenway Plaza, Suite 2400
                  Houston, Texas  77046
                  Facsimile:  (713) 622-8748

                  with copies to:

                  Hutcheson & Grundy, L.L.P.
                  1200 Smith Street, Suite 3300
                  Houston, Texas  77002
                  Attention:  Allen B. Craig III
                  Facsimile:  (713) 951-2925
         and

          (c) if to SDI or Merger Sub to:

                  Strategic Distribution, Inc.
                  165 Mason Street
                  Greenwich, Connecticut  06830
                  Attention:  William L. Mahone, Esq.
                  Facsimile:  (203) 629-8554

                  with copies to:

                  Willkie Farr & Gallagher
                  One Citicorp Center
                  153 East 53rd Street
                  New York, New York 10022
                  Attention:  Neil Novikoff, Esq.
                  Facsimile:  (212) 821-8111

or such other address or facsimile number as such party may hereafter specify by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate confirmation is provided, (b) if given via United States mail, three days after such notice is deposited in the mail in a postage pre-paid envelope or (c) if given by any other means, when delivered at the address specified in this Section.

          Section 11.02. Force Majeure. None of the parties hereto shall be liable for any failure of or delay in the performance of this Merger Agreement for the period that such failure or delay is due to acts of God, public enemy, civil war, strikes or labor disputes, or any other cause beyond the parties' reasonable control. Each party agrees to notify the other party promptly of the occurrence of any such cause and to carry out this Merger Agreement as promptly as practicable after such cause is terminated.

          Section 11.03. Amendment; Waiver. This Merger Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by SDI, Merger Sub, INTERMAT and the Stockholders, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Merger Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

          Section 11.04. Successors and Assigns. Except as otherwise provided in this Merger Agreement, no party hereto shall assign this Merger Agreement or any rights or obligations hereunder without the prior written consent of SDI, Merger Sub, INTERMAT and the

Stockholders and any such attempted assignment without such prior written consent shall be void and of no force and effect; provided, however, that SDI and Merger Sub may assign their rights hereunder to an affiliate and to any party providing financing in connection with the transactions contemplated hereby; and provided, further, that no such assignment shall reduce or otherwise vitiate any of the obligations of SDI or Merger Sub hereunder. This Merger Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

          Section 11.05. Governing Law. This Merger Agreement and all disputes hereunder shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to principles of conflict of laws.

ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MERGER AGREEMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE. EACH OF THE UNDERSIGNED HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF THE UNDERSIGNED HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          Section 11.06. Entire Agreement. This Merger Agreement contains the entire understanding among the parties hereto with respect to the transactions contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions. All Exhibits and schedules hereto and any documents and instruments delivered pursuant to any provision hereof are expressly made a part of this Merger Agreement as though completely set forth herein.

          Section 11.07. Third Party Beneficiaries. This Merger Agreement (including the documents and instruments referred to herein) is not intended to confer upon any other Person any rights or remedies hereunder.

          Section 11.08. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Merger Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Merger Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

          Section 11.09. Remedies Cumulative. All rights, powers and remedies provided under this Merger Agreement otherwise available at law or in equity shall be cumulative and not alternative, and the exercise or beginning of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          Section 11.10. Publicity. So long as this Merger Agreement is in effect, each of the parties agrees to consult with each other in issuing any press release or otherwise making any public statement with respect to the Merger, and none of them shall issue any press release or make any public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange. If any such announcement or other disclosure is so required, the disclosing party agrees to give the nondisclosing parties prior written notice of the proposed disclosure. The commencement of litigation relating to this Merger Agreement or any proceedings in connection therewith shall not be deemed a violation of this Section.

          Section 11.11. Fees and Expenses. Except for the fees and expenses of Wallingford, McDonald, Fox & Co., P.C. incurred in connection with the transactions contemplated by this Merger Agreement which shall become the obligation of the Surviving Corporation at the Effective Time, and except as otherwise provided herein, the Stockholders shall pay all fees and expenses of INTERMAT and the Stockholders in connection with the transactions contemplated hereby, including, without limitation, the legal fees of Hutcheson & Grundy L.L.P. relating to its representation of INTERMAT and the Stockholders, the fees of Arthur Andersen LLP as the Stockholders' tax advisor, and all state and local sales, transfer, excise, value-added or other similar Taxes due in connection with the Merger and the payment of the Merger Consideration. SDI shall pay its own expenses in connection with this Merger Agreement and the transactions contemplated hereby.

          Section 11.12. Broker's and Finder's Fees. Each of the parties hereto represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Merger Agreement and, insofar as it knows, no other broker or other person is entitled to any commission or finder's fee in connection with any of the transactions contemplated hereby.

          Section 11.13. Severability. In the event that any part of this Merger Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Merger Agreement shall remain in full force and effect.

          Section 11.14. Scheduled Disclosures. Disclosure of any matter, fact or circumstance in a Schedule to this Merger Agreement shall not be deemed to be disclosure thereof for purposes of any other Schedule hereto.

          Section 11.15. Headings; Counterparts; Effectiveness. The headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement. This Merger Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Merger Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other parties hereto.

          IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement to be duly executed as of the day and year first above written.


                                        INTERMAT INTERNATIONAL MATERIALS
                                             MANAGEMENT ENGINEERS, INC.


                                               /s/ Gregory A. Enders
                                        By:__________________________________
                                            Name:  Gregory A. Enders
                                            Title:    President



                                        STRATEGIC DISTRIBUTION, INC.


                                               /s/ William L. Mahone
                                        By:___________________________________
                                            Name:  William L. Mahone
                                            Title:    Assistant Secretary

                                        INTERMAT ACQUISITION CORP.


                                               /s/ William L. Mahone
                                        By:___________________________________
                                            Name:  William L. Mahone
                                            Title:    Assistant Secretary


                                        /s/ Jeffery O. Beauchamp
                                            -----------------------------------
                                            JEFFERY O. BEAUCHAMP


                                        /s/ Toni R. Beauchamp
                                            -----------------------------------
                                            TONI R. BEAUCHAMP


                                        /s/ Gregory A. Enders
                                            -----------------------------------
                                            GREGORY A. ENDERS

                                        /s/ Winston Gilpin
                                            -----------------------------------
                                            WINSTON GILPIN


                                        /s/ Gary Johnson
                                            -----------------------------------
                                            GARY JOHNSON


                                        /s/ John Miday
                                            -----------------------------------
                                            JOHN MIDAY